                                                                 Exhibit (99.4)
                                                                    Page 1 of 3



                             BELL INDUSTRIES, INC.
                        Pro Forma Financial Information
                                  (Unaudited)


The following unaudited pro forma financial information includes the effects of the acquisition of Milgray Electronics, Inc. (Milgray) in a transaction to be accounted for under the purchase method of accounting. Under the terms of the acquisition, shareholders of Milgray received cash of $14.77 per share of common stock for an aggregate purchase price of approximately $100 million. Concurrent with the acquisition, Bell entered into a five-year $250 million secured revolving credit facility with a syndicate of banks to finance the purchase of Milgray, retire all existing debt of both companies and provide for on-going working capital requirements.

Pro forma financial information has been prepared based on the historical financial statements of Bell and Milgray. Bell has a December 31 year end while Milgray had a September 30 fiscal year end before the acquisition. The Pro Forma Combined Balance Sheet of Bell at December 31, 1996 reflects the acquisition of Milgray on that date based upon the agreed purchase price. The Pro Forma Combined Statement of Income combines the historical statement of income of Bell for the year ended December 31, 1996 with the historical statement of income of Milgray for the twelve months ended December 31, 1996. Milgray's financial statements for the twelve month period were derived from Milgray's financial statements for the nine months ended September 30, 1996 and its financial statements for the three months ended December 31, 1996. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and the notes thereto.

The Pro Forma Combined Statement of Income presented herein may not be indicative of the operating results that would have been achieved had the acquisition of Milgray taken effect at the beginning of the periods presented, and should not be construed as representative of future results of operations.

                                                                 Exhibit (99.4)
                                                                    Page 2 of 3

                             BELL INDUSTRIES, INC.
                        Pro Forma Combined Balance Sheet
                               December 31, 1996
                                 (In thousands)
                                  (Unaudited)

The following unaudited Pro Forma Combined Balance Sheet has been prepared to reflect the acquisition of Milgray Electronics, Inc. by Bell as of December 31, 1996.

                                                                     Pro Forma      Pro Forma
                                             Bell        Milgray    Adjustments      Combined
                                           --------     --------     --------        --------
ASSETS
Current assets:
    Accounts receivable, net               $ 83,155     $ 39,149     $ (1,000) (a)   $121,304
    Inventories                             104,049       59,017       (6,842) (a)    156,224
    Other current assets                     17,917        3,671        5,782  (a)     27,370
                                           --------     --------     --------        --------
         Total current assets               205,121      101,837       (2,060)        304,898

Properties, net                              22,049        3,748          122  (a)     25,919
Goodwill and other assets                    14,140          924       66,278  (b)     81,342
                                           --------     --------     --------        --------

                                           $241,310     $106,509     $ 64,340        $412,159
                                           ========     ========     ========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable                       $ 43,839     $ 26,455     $               $ 70,294
    Accrued liabilities                      20,350        4,294        6,212  (a)     30,856
    Current portion of
      long-term liabilities                   8,076                     1,607  (c)      9,683
                                           --------     --------     --------        --------
         Total current liabilities           72,265       30,749        7,819         110,833
                                           --------     --------     --------        --------

Long-term liabilities:
    Long-term debt                           24,571       28,432      102,954  (c)    155,957
    Other long-term liabilities               6,013          327          568  (a)      6,908
                                           --------     --------     --------        --------
         Total long-term liabilities         30,584       28,759      103,522         162,865
                                           --------     --------     --------        --------

Shareholders' equity                        138,461       47,001      (47,001) (d)    138,461
                                           --------     --------     --------        --------
                                           $241,310     $106,509     $ 64,340        $412,159
                                           ========     ========     ========        ========

Pro forma adjustments include:

(a) Estimated valuation adjustments resulting from the preliminary allocation of purchase price, including provisions for facility closures and employee separation costs.

(b) Excess of acquisition costs over the fair value of assets acquired of approximately $63.6 million and deferred financing costs of $2.7 million.

(c) Borrowings under secured revolving credit facility to finance the acquisition of Milgray.

(d)      Elimination of Milgray's shareholders' equity.

                                                                Exhibit (99.4)
                                                                   Page 3 of 3



                             BELL INDUSTRIES, INC.
                     Pro Forma Combined Statement of Income
                          Year Ended December 31, 1996
                     (In thousands, except per share data)
                                  (Unaudited)


The following unaudited Pro Forma Combined Statement of Income gives effect to the acquisition of Milgray by Bell by combining the operating results of Milgray for the twelve months ended December 31, 1996 with Bell's operating results for the year ended December 31, 1996. The Pro Forma Combined Statement of Income excludes the effect of integration charges associated with the acquisition which the Company expects to record in the first quarter of 1997.

                                                                               Pro Forma          Pro Forma
                                              Bell            Milgray         Adjustments         Combined
                                            --------          --------          --------          ---------
Net sales                                   $623,193          $272,121          $                 $ 895,314

Costs and expenses:
    Cost of products sold                    485,634           211,862                              697,496
    Selling, general and
         administrative expenses             106,425            45,232             3,103 (a)        154,760
    Interest expense                           3,673             2,512             6,310 (b)         12,495
                                            --------          --------          --------          ---------

Income before income taxes                    27,461            12,515            (9,413)            30,563

Income tax provision                          11,534             4,930            (2,986)(c)         13,478
                                            --------          --------          --------          ---------

Net income                                  $ 15,927          $  7,585          $ (6,427)         $  17,085
                                            ========          ========          ========          =========

Net income per share                        $   2.10                                              $    2.25
                                            ========                                              =========

Weighted average common
    shares outstanding                         7,591                                                  7,591
                                            ========                                              =========


Pro forma adjustments include:

(a) Amortization of goodwill (over 25 years) and deferred financing costs (over five years) arising on the acquisition.

(b) Adjustment of interest expense to reflect effects of assumed borrowings for the period under the new credit facility.

(c)      Adjustment to the tax provision related to adjustments (a) and (b).